UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 06, 2013

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.
1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 5.02.                                   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 6, 2013, Duke Energy Corporation (the “Corporation”) announced that Mr. Steven K. Young, Vice President, Chief Accounting Officer and Controller, was appointed as Executive Vice President and Chief Financial Officer of the Corporation, effective August 6, 2013.  Mr. Young will continue to serve as Chief Accounting Officer and Controller until his successor is named.

Mr. Young, age 55, had served as Vice President and Controller and Chief Accounting Officer since June 2005.  Prior to June 2005, Mr. Young served as Senior Vice President and Chief Financial Officer of Duke Energy Carolinas, LLC from March 2003 to June 2005.

In connection with the appointment of Mr. Young to Executive Vice President and Chief Financial Officer, the Compensation Committee of the Board of Directors of the Corporation, effective as of August 6, 2013, approved an increase in his annual base salary from $333,952 to $525,000, an increase in his short-term incentive opportunity from 50% to 70% of his annual base salary, and an increase in his long-term incentive opportunity from 100% to 150% of his annual base salary.  Mr. Young has not entered into, and no amendments were made to, any other material plans, contracts or arrangements in connection with his promotion.  However, Mr. Young will continue to participate in the compensation and benefit plans in which he was participating prior to his promotion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: August 6, 2013	By:	/s/ Julia S. Janson
Executive Vice President, Chief Legal
Officer and Corporate Secretary